                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

        Date of Report: (Date of earliest event reported): August 9, 2002


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                        0-20017                               13-3532643
(State of Incorporation)         (Commission File Number)          (IRS Employer Identification No.)
----------------------------------------------------------------------------------------------------


                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
              (Address of Registrant's principal executive offices)

                                 (713) 796-8822
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

THE FOLLOWING STATEMENT WAS RELEASED TO THE PRESS ON AUGUST 9, 2002 REGARDING SECOND QUARTER 2002 RESULTS AND GUIDANCE ON ARGATROBAN SALES.

             TEXAS BIOTECHNOLOGY REPORTS SECOND QUARTER 2002 RESULTS
                       RAISES GUIDANCE ON ARGATROBAN SALES

HOUSTON, TX, (AUGUST 9, 2002) - Texas Biotechnology Corporation (NASDAQ:TXBI) today announced financial results for the second quarter of 2002. Results for the second quarter were in line with management's prior guidance.

SECOND QUARTER 2002 FINANCIAL RESULTS

Net loss for the second quarter of 2002 was $6.2 million, or $0.14 per basic and diluted share, compared to a net loss of $4.5 million, or $0.10 per basic and diluted share, for the same period last year. The increased loss in the current quarter is primarily due to increased research and development costs associated with ongoing clinical trials for the development of Argatroban as a treatment for ischemic stroke and percutaneous coronary intervention, and for sitaxsentan as a treatment for pulmonary arterial hypertension. These trials are fully enrolled with top line results expected in the fourth quarter of 2002.

Revenue in the second quarter of 2002 was $2.6 million. In the comparable quarter of 2001, revenue was $2.5 million. In the second quarter of 2002, the Company's royalties earned on net sales of Argatroban increased 114% to approximately $839,000 compared to approximately $391,000 in the second quarter of 2001. The increase in royalty income from Argatroban sales in the second quarter of 2002 was offset by reduced payments received from collaborative agreements.

"Overall, our second quarter results are in line with expectations," stated Bruce Given, M.D., President and CEO of Texas Biotechnology. "Importantly, with the steady growth we have seen over the last year in both Argatroban sales and the direct thrombin inhibitor class, we are raising our guidance for Argatroban net sales for 2002 from $18 to $22 million to $22 to $26 million. We continue to work diligently with GlaxoSmithKline to exceed this range," Given added.

Cash, cash equivalents and investments at June 30, 2002 were approximately $79.5 million, compared with $95.4 million at December 31, 2001.

YEAR 2002 FINANCIAL OUTLOOK

Guidance for 2002 includes results of Revotar and the ICOS-TBC partnership.


      Net sales of Argatroban    Increased from $18 to $22 million to $22 to
                                 $26 million

      Revenue                    Unchanged - approximately $8.5 to $11 million

      Investment income          Unchanged - approximately $1.8 to $2.5 million

      Expenses                   Unchanged - approximately $45 to $48 million

Texas Biotechnology management will host a conference call on Friday, August 9, 2002, at 8:30 AM Eastern. To participate in the call, dial (800) 450-0785 and ask for the Texas Biotechnology conference call. The international dial-in number is (612) 332-0923. A replay of the conference call will also be available beginning at 11:15 AM Eastern on Friday, August 9, 2002 and will end on Monday, August 12, 2002 at 11:59 PM Eastern. To access the replay dial (800) 475-6701 in the

United States and (320) 365-3844 for international access. The access code for the replay is 645754. In addition, the conference call will be available live on the Company's web site (www.tbc.com). A replay of the conference call will also be available on the Company's web site.

Texas Biotechnology, a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for its expertise in small molecule drug development and vascular biology. Argatroban, its first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Additional studies are seeking to expand the use of Argatroban in ischemic stroke, angioplasty and hemodialysis. Texas Biotechnology has several other products in clinical development for pulmonary arterial hypertension, congestive heart failure and asthma. To learn more about Texas Biotechnology please go to our web site: www.tbc.com.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required governmental approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Texas Biotechnology has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.

                TEXAS BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

                             SELECTED FINANCIAL DATA
                  AMOUNTS IN THOUSANDS (EXCEPT PER SHARE DATA)
                                    UNAUDITED

                       CONSOLIDATED SUMMARY OF OPERATIONS

                                                      THREE MONTHS ENDED               SIX MONTHS ENDED
                                                           JUNE 30,                        JUNE 30,
                                                  --------------------------      --------------------------
                                                     2002            2001            2002            2001
                                                  ----------      ----------      ----------      ----------
Revenues ....................................     $    2,626      $    2,463      $    5,219      $    4,732

Operating expenses:
    Research and development ................          5,277           4,550          10,467           8,059
    Equity in loss of ICOS-TBC, L.P. ........          1,957           2,242           4,467           3,771
    General and administrative ..............          2,449           1,778           5,116           3,233
                                                  ----------      ----------      ----------      ----------
Total expenses ..............................          9,683           8,570          20,050          15,063
                                                  ----------      ----------      ----------      ----------
Operating loss ..............................         (7,057)         (6,107)        (14,831)        (10,331)

Investment income, net ......................            613           1,445           1,380           3,098
Minority interest in loss of Revotar ........            223             123             480             185
                                                  ----------      ----------      ----------      ----------

Net loss ....................................     $   (6,221)     $   (4,539)     $  (12,971)     $   (7,048)
                                                  ==========      ==========      ==========      ==========

Net loss per common share:
     (basic and diluted) ....................     $    (0.14)     $    (0.10)     $    (0.30)     $    (0.16)

Weighted average common shares outstanding:
     (basic and diluted) ....................         43,746          43,703          43,680          43,685


                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                               JUNE 30,      DEC. 31,
                                                2002           2001
                                             ----------     ----------
Cash, cash equivalents and investments .     $   79,530     $   95,427
Other assets ...........................         10,091          8,935
                                             ----------     ----------
Total assets ...........................         89,621        104,362
                                             ==========     ==========

Total liabilities ......................          7,390          9,622
Deferred revenue and credits ...........          9,325          9,290
Minority interest in Revotar ...........            733          1,213
Stockholders' equity ...................         72,173         84,237
                                             ----------     ----------
                                             $   89,621     $  104,362
                                             ==========     ==========



                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date August 9, 2002                TEXAS BIOTECHNOLOGY CORPORATION


                                   /s/  STEPHEN L. MUELLER
                                   ------------------------------------------
                                   Stephen L. Mueller
                                   Vice-President, Finance and Administration
                                   Secretary and Treasurer